Exhibit 10.73

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement") is made as of the Effective Date
                                 ---------
between QuadraMed Corporation, a Delaware corporation with offices at 12110 Sunset Hill Road, Suite 600, Reston, Virginia 20190 ("Company"), and Charles J. Stahl, an individual residing in Napa, California 94558 ("Employee").

                                DEFINITIONS
                                -----------

     Definitions.  For purposes of this Agreement, the following definitions
     -----------
will be in effect:

     "Board" means the Board of Directors of the Company.
      -----

     "Change in Control" means:
      -----------------

     (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the Company's state of incorporation;

     (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company;

     (iii) a transfer of all or substantially all of the Company's assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company's resulting interest is less than fifty percent (50%);

     (iv) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

     (v) on or after the date hereof, a change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the securities of the combined voting power of the Company's outstanding securities; or

    (vi) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Company" means QuadraMed Corporation, a Delaware corporation.
      -------

     "Compensation Committee" means the Compensation Committee of the Board.
      ----------------------

     "Effective Date" shall mean April 15, 2003.
      --------------

     "Employee" means Charles Stahl.
      -------

     "Employee Benefit Plan" shall have the meaning given the term under
      ---------------------
Section 3 of ERISA.


     "Employment Period" means the period of Employee's employment with the
      -----------------
Company governed by the terms and provisions of this Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      ------
in effect from time to time.

     "Involuntary Termination" means the termination of the Employee's
      -----------------------
employment with the Company:

     (i) involuntarily upon Employee's discharge or dismissal or the Company's failure to renew this Agreement pursuant to Section 3; or

     (ii) voluntarily or involuntarily, provided such termination occurs in connection with one of the following events without Employee's written concurrence: (a) a change in Employee's position with the Company or any successor which materially reduces Employee's level of responsibility, (b) a material reduction in Employee's level of compensation (including base salary, fringe benefits and any non-discretionary bonuses or other incentive payments earned pursuant to objective standards or criteria) or (c) a relocation of Employee's principal place of employment by more than forty-five (45) miles from San Rafael, California.

     "Option" means any option or share purchase right granted to Employee
      ------
under the Stock Option Plan that is outstanding at the time of a Change in Control or Employee's Involuntary Termination.

     "Stock Option Plan" means any plan, program or policy of the Company for
      -----------------
the granting of options to acquire Company stock or other equity-based incentives to employees of the Company and affiliates, including but not limited to the Company's 1996 Stock Incentive Plan (including the predecessor 1994 Stock Option Plan), as amended through the date hereof, and the Company's 1999 Stock Incentive Plan, as amended through the date hereof.

     "Term" shall mean the term beginning on the Effective Date and ending on
      ----
the first anniversary thereof, subject to the provisions of Section 3 and 4.

     "Termination for Cause" shall mean an Involuntary Termination of
      ---------------------
Employee's employment for (i) one or more acts of fraud, embezzlement, misappropriation of proprietary information, misappropriation of the Company's trade secrets or other confidential information, a breach of Employee's fiduciary duties to the Company or any other misconduct adversely affecting the business reputation of the Company in a material manner; or (ii) Employee's failure to adhere to any written Company policy or the terms of this Agreement or Employee's failure to perform the material duties of Employee's position following written notice from the Company describing the failure and a reasonable opportunity to cure such failure, if such failure is susceptible of cure.

                   TERMS AND CONDITIONS OF EMPLOYMENT
                   ----------------------------------

     The following terms and conditions will govern Employee's employment with the Company throughout the Employment Period and will also, to the extent expressly indicated below, remain in effect following Employee's termination date.

     1.     Employment and Duties. The Company shall employ Employee as an
            ---------------------
executive officer in the position of Executive Vice President and Chief Financial Officer and Employee's principal place of employment shall be at the Company's offices located in San Rafael, California. Employee agrees to continue in such employment for the duration of the Employment Period and to perform in good faith and to the best of Employee's ability all services which may be required of Employee in Employee's executive position and render such services at all reasonable times and places in accordance with reasonable directives and assignments issued by the Board and the Company's Chief Executive Officer. During Employee's Employment Period, Employee will devote Employee's full time and effort to the business and affairs of the Company within the scope of Employee's executive office.

     Notwithstanding the foregoing, Employee may serve on the board of directors of one (1) outside company, provided that such service does not interfere with Employee's ability to perform his job duties as described herein. It is further acknowledged and agreed that Employee may continue his service as president and member of the board of directors of the Napa Valley Opera House.

     2.     At Will Employee. The Company hereby employs the Employee, and the
            ----------------
Employee hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement. Employee shall be an employee "at will," terminable at any time by the Company for cause or without cause.

     3.     Term: Automatic Extension: Etc. The initial term of this Agreement
            ------------------------------
shall be one (1) year from the Effective Date. Commencing on the anniversary of the Effective Date, and on each succeeding anniversary, the term of this Agreement shall automatically be extended for one (1) additional year unless, not less than one (1) month preceding such anniversary date, either party to this Agreement shall have given written notice to the other party pursuant to
Section 12 that such party will not extend the term of this Agreement.

     4.     Compensation.
            ------------

          A. For the initial term of this Agreement, Employee's base salary will be paid at the annual rate of Two Hundred Eighty-Five Thousand ($285,000) Dollars. Employee's annual rate of base salary may be increased each calendar year by the Compensation Committee and/or Board.

          B. Employee's base salary will be paid at periodic intervals in accordance with the Company's payroll practices for salaried employees.

          C. Employee shall be eligible for a discretionary bonus of up to fifty (50%) percent of Employee's then-current annual rate of base salary (which bonus shall be prorated for the period from the Effective Date until December 31, 2003). Employee's discretionary bonus and timing of its payment will be in accordance with the Company's practices for its executive officers.

                 Employee may also be eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Board. Any award for such a bonus will be recommended to the Board's Compensation Committee by the Chief Executive Officer of the Company. All bonuses pursuant to this paragraph are subject to final approval by the Board's Compensation Committee.

          D. Signing Bonus. Notwithstanding anything to the contrary herein, Employee shall receive a one-time signing bonus equal to one hundred thousand dollars ($100,000) upon execution of this Agreement.

          E. Automobile Allowance. Employee shall additionally receive an automobile allowance of seven hundred fifty dollars ($750.00) per month. This automobile allowance payment shall be subject to the evaluation of the Board of Directors' compensation committee at the end of each calendar year.

          D. The Company will deduct and withhold, from the compensation payable to Employee hereunder, any and all applicable federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.

     5.     Stock Incentives.
            ----------------

          A.     Stock Options.  The Company will issue Employee stock options
                 -------------
to purchase 300,000 shares of Common Stock in the Company at an exercise price equal to the closing price of the Company's Common Stock as of the Effective Date. These Options will be subject to vesting monthly ratably over a two year period (1/24 per month) and shall otherwise be subject to the standard terms and conditions contained in the Stock Plan and the form Stock Option Agreements approved by the Board in connection therewith.

          B.     Restricted Stock.  The Company will issue Employee 75,000
                 ----------------
shares of Restricted Common Stock in the Company at the Effective Date.   This
restricted stock shall fully vest on the first anniversary of the Effective Date and shall otherwise be subject to the standard terms and conditions contained in the Stock Plan and the agreements approved by the Board in connection therewith.

     6.     Expense Reimbursement.  Employee will be entitled to reimbursement
            ---------------------
from the Company for all customary, ordinary and necessary business expenses incurred by Employee in the performance of Employee's duties hereunder; provided Employee furnishes the Company with vouchers, receipts and other substantiation of such expenses in accordance with Company policies.


     7.     Fringe Benefits.  During the Employment Period, Employee will be
            ---------------
eligible to participate in any group life insurance plan, group medical and/or dental insurance plan, accidental death and dismemberment plan, short-term disability program and other employee benefit plans, including profit sharing plans, cafeteria benefit programs and stock purchase and option plans, which are made available to executives and for which Employee qualifies.

     Notwithstanding the foregoing, Employee has indicated that he will use another medical plan and Company agrees to cover such expenses associated with that plan. Employee's paycheck shall be grossed up to cover reimbursement for that plan, which is currently approximately five hundred dollars ($500.00) per month.

     8.     Vacation. Employee will accrue four (4) weeks of paid vacation
            --------
benefits during each calendar year of the Employment Period in accordance with the Company policy in effect for executive officers.

     9.     Death or Disability.
            -------------------

          A. Upon Employee's death or disability during the Employment Period, the employment relationship created pursuant to this Agreement will immediately terminate and no further compensation will become payable to Employee pursuant to Section 4. In connection with such termination by reason of death, the Company will only be required to pay Employee (or Employee's estate) any unpaid compensation earned under Section 4 for services rendered through the date of Employee's death. In connection with such termination by reason of disability, the Company will be required to pay to Employee any unpaid compensation earned under Section 4 for services rendered through the date of Employee's disability, together with any income continuation payments provided Employee under any disability income/insurance policies or programs funded by the Company on Employee's behalf.

          B. Employee will be deemed disabled if Employee is so characterized pursuant to the terms of the Company's disability policies or programs applicable to Employee from time to time, or if no such policy is applicable, if Employee is unable to perform the essential functions of Employee's duties for physical or mental reasons for one hundred twenty (120) consecutive days, or one hundred eighty (180) days during any twelve (12) month period.

          C. Upon death or disability of Employee, the relevant terms of the Stock Option Plan will apply.

     10.     Severance Benefits. Notwithstanding anything herein to the
             ------------------
contrary, Employee will be entitled to receive only the severance benefits specified below in the event there should occur a termination of Employee's employment:

          A.     Severance Benefit. If Employee is terminated by reason of an
                 -----------------
Involuntary Termination of Employee's employment (other than a Termination for Cause), the Company will make a severance payment to Employee in an aggregate amount equal to the sum of three (3) months of the Employee's then-current annual rate of base salary in monthly installments over a three (3) month period following the date of Employee's Involuntary Termination. In addition, Employee shall receive his three (3) months pro-rata portion of his discretionary bonus, as described in Section 4.C. above in this Agreement.

          B.     Welfare Benefits. For a period of three (3) months, or until
                 ----------------
such time as Employee qualifies for comparable benefits with a subsequent employer - whichever first occurs, the Company shall provide Employee (and Employee's dependents, as applicable) with the same health benefits to which Employee was entitled as an employee immediately before the Involuntary Termination. To the maximum extent permitted by applicable law, the benefits provided under this Section 10.B. shall be in discharge of any obligations of the Company or any rights of Employee under the benefit continuation provisions under Section 4980A of the Code and Part VI of Title I of ERISA ("COBRA") or any other legislation of similar import.

     C.     Severance and Welfare Benefits after Change in Control.  If
            ------------------------------------------------------
Employee is terminated by reason of an Involuntary Termination of Employee's employment (other than a Termination for Cause) in connection with or three (3) months prior to a Change in Control, Employee will be entitled to the severance and welfare benefits described below in this Section. These benefits are in lieu of any entitlement to severance and welfare benefit continuation under preceding subsection or subsections of this Section, but in addition to any entitlements arising under other provisions of this Agreement (e.g., provisions providing accelerated vesting of Options). These benefits are as follows:

          (1) A severance payment, payable in one lump sum within thirty days (30) days of the date of such an Involuntary Termination, in an aggregate amount equal to the sum of Employee's then-current annual rate of base salary and his annual target bonus for the year in which the Change in Control occurs. Employee may elect, in his sole discretion, to have the severance benefit payable pursuant to this Section paid in approximately equal monthly installments over a one year period following the date of his Involuntary Termination.

          (2) For a period of twelve (12) months Employee (and his dependents, if otherwise eligible) shall be provided by the Company with the same life and health plan participation, benefits and other welfare benefit coverages to which he was entitled to as an employee of the Company immediately before his Involuntary Termination (excluding, however, any severance plan benefits). In the event that under applicable law or the terms of any relevant Employee Benefit Plan such participation, benefits and/or coverage cannot be provided under an existing Company Employee Benefit Plan, such coverage and/or benefits shall be provided directly by the Company pursuant to this Agreement on a comparable basis. In its sole discretion, the Company may obtain such coverage and benefits through private insurance acquired at the Company's expense. To the maximum extent permitted by applicable law, any benefit coverage provided pursuant to this paragraph shall be in discharge of any obligations of the Company or any rights of Employee and his dependents under the benefit continuation provisions under Section 4980A of the Code and Part VI of Title I of ERISA ("COBRA") or any other legislation of similar import.

     D.     Release of Company. Receipt of severance benefits pursuant to this
            ------------------
Section 10 shall be in lieu of all other amounts payable by the Company to Employee and in settlement and complete release of all claims Employee may have against the Company or its directors, officers, or shareholders, other than those arising out of the severance benefits due and payable under Sections 10 and 16 of this Agreement and Employee's rights under this Agreement. Employee acknowledges and agrees that execution of a general release of claims by Employee in a form reasonably acceptable to the Company shall be a condition precedent to the Company's obligation to pay severance benefits hereunder.

     11.     Option/Vesting Acceleration upon Change in Control.
             --------------------------------------------------

          A. To the extent the acquiring company in any Change in Control transaction does not assume or otherwise continue in full force and effect the Employee's outstanding Options under the Stock Option Plan, those Options shall automatically accelerate and vest so that each such Option will, immediately prior to the Change in Control, become fully exercisable for all the option shares and shall terminate immediately after the Change in Control transaction.

          B. The following provisions shall govern any Options that are to be assumed or otherwise continued in effect in the Change in Control and any restricted or unvested shares of Common Stock held by the Employee at the time of the Change in Control.

          The Options shall accelerate and vest at the time of the Change in Control so that each Option will become exercisable for all of the Option shares immediately prior to the Change in Control transaction, except to the extent the Option parachute payment attributable to such accelerated vesting would otherwise result in an excess parachute payment under Code Section 280G. Any Option that does not accelerate and vest at the time of the Change in Control by reason of the foregoing limitation shall continue to become exercisable and vest in accordance with the vesting schedule applicable to that Option immediately prior to the Change in Control.

          Any restricted or unvested shares of Common Stock held by the Employee at the time of the Change in Control shall immediately vest at that time and the Company's repurchase rights with respect to those shares shall terminate, except to the extent the parachute payment attributable to such accelerated vesting, when added to the parachute payment attributable to the acceleration of the Employee's outstanding Options, would result in an excess parachute payment under Code Section 280G. The Company's repurchase rights with respect to any restricted or unvested shares which do not vest at the time of the Change in Control by reason of the foregoing limitation shall continue in effect and shall be assigned to any successor entity in the Change in Control transaction, and Employee shall continue to vest in those shares in accordance with the vesting schedule in effect for the shares immediately prior to the Change in Control.

          Any Option which does not accelerate, and any restricted or unvested shares of Common Stock which do not vest at the time of the Change in Control by reason of the foregoing limitations shall immediately vest in full pursuant to the provisions of Section 11 upon any Involuntary Termination of Employee's employment following the Change in Control (other than a Termination for Cause). Each such accelerated Option, together with each of the Employee's other vested Options shall remain exercisable and outstanding for a period of three (3) years and may be exercised for any or all of the Option shares, including the accelerated shares, in accordance with the provisions of the Option agreement evidencing such Option.

          All determinations concerning the application of the parachute payment provisions of Code Section 280G to the accelerated vesting of Options and shares pursuant to this Section 11 shall be made by the Company's independent certified public accountant, whose determination shall be binding.

          Each Option which is assumed or otherwise continued in effect will be appropriately adjusted to apply to the number and class of securities which would have been issued to Employee in the consummation of the Change in Control transaction had the Option been exercised immediately prior to such transaction, and appropriate adjustments will be made to the Option exercise price payable per share, provided the aggregate exercise price will remain the same.

     12.     Restrictive Covenant. During the Employment Period, Employee will
             --------------------
not directly or indirectly, whether for Employee's own account or as an employee, director, consultant or advisor, provide services to any business enterprise other than the Company, unless otherwise authorized by the Company in writing. In light of the unique nature of the Company's business and the Company's need to maintain its competitive advantage in the industry, Employee will not work for or have an interest in a company that competes with the Company, directly or indirectly, in healthcare software products, market, or services in any of the territories in which the Company conducts business for a period of two (2) years immediately following the termination of the Employment Period, whatever the reason for termination and whether voluntary or involuntary.


     13.     Non-Solicitation and Non-Disparagement. During any period for
             --------------------------------------
which Employee is receiving compensation payments pursuant to Section 4 and two
(2) years thereafter, Employee will not directly or indirectly (i) solicit any Company employee, independent contractor or consultant to leave the Company's employ or otherwise terminate such person's relationship with the company for any reason or interfere in any other manner with the employment or other relationships at the time existing between the Company and its current employees, independent contractors or consultants, (ii) solicit any of the Company's customers for products or services substantially similar to those offered by the Company, or (iii) disparage the Company or any of its stockholders, directors, officers, employees or agents.

     14.     Confidentiality.
             ---------------

          A. Employee hereby acknowledges that the Company may, from time to time during the Employment Period, disclose to Employee confidential or proprietary information pertaining to the Company's business and affairs and client base or prospects, including (without limitation) customer lists and accounts, other similar items indicating the source of the Company's income and information pertaining to the salaries, duties and performance levels of the Company's employees. Employee will not, at any time during or after such Employment Period, disclose to any third party or directly or indirectly make use of any such confidential information, including (without limitation) the names, addresses and telephone numbers of the Company's customers, other than in connection with, and in furtherance of, the Company's business and affairs. Nothing contained in this section shall be construed to prevent Employee from disclosing the amount of Employee's salary.

          B. All documents and data (whether written, printed or otherwise reproduced or recorded) containing or relating to any such confidential or proprietary information of the Company which come into Employee's possession during the Employment Period will be returned by Employee to the Company immediately upon the termination of the Employment Period or upon any earlier request by the Company, and Employee will not retain any copies, notes or excerpts thereof. Notwithstanding the foregoing, Employee shall be entitled to retain Employee's file or Rolodex containing names, addresses and telephone numbers and personal diaries and calendars; provided, however, that Employee shall continue to be bound by the terms of Section 14.A. above to the extent such retained materials constitute confidential information.

          C. Employee's obligations under this Section 14 will continue in effect after the termination of Employee's employment with the Company, whatever the reason or reasons for such termination, and the Company will have the right to communicate with any of Employee's future or prospective employers concerning Employee's continuing obligations under this Section 14.

     15.     Ownership Rights.
             ----------------

          A. All materials, ideas, discoveries and inventions pertaining to the Company's business or clients, including (without limitation) all patents and copyrights, patent applications, patent renewals and extensions, trade secrets, software and the names, addresses and telephone numbers of customers and prospects, will belong solely to the Company.

          B. All materials, ideas, discoveries and inventions which Employee may devise, conceive, develop or reduce to practice (whether individually or jointly with others) during the Employment Period will be the sole property of the Company and are hereby assigned by Employee to the Company, except for any idea, discovery or invention (i) for which no Company equipment, supplies, facility or trade secret information is used, (ii) which is developed entirely on Employee's own time and (iii) which neither (a) relates at the time of conception or reduction to practice, to the Company's business or any actual or demonstrably-anticipated research or development program of the Company nor (b) results from any work performed by Employee for the Company.

          C. Employee will, at all times whether during or after the Employment Period, assist the Company, at the Company's sole expense, in obtaining, maintaining, defending and enforcing all legal rights and remedies of the Company, including, without limitation, patents, copyrights and other proprietary rights of the Company. Such assistance will include (without limitation) the execution of documents and assistance and cooperation in legal proceedings.

          D. Employee will execute and be bound by all the terms and provisions of the Company's standard Proprietary Information Agreement, which is incorporated in whole herein by this reference. Nothing in this document will be deemed to modify or affect Employee's duties and obligations under those other agreements, which shall be deemed to be obligations under this Agreement.

     16.     Termination of Employment.
             -------------------------

          A. The Company (or any successor entity resulting from a Change in Control) may terminate Employee's employment under this Agreement at any time for any reason, with or without cause, by providing Employee with at least seven (7) days prior written notice. However, such notice requirement will not apply in the event there is a Termination for Cause under subsection D below.

          B. In the event there is a termination of Employee's employment by reason of an Involuntary Termination of Employee's employment with the Company (other than Termination for Cause) during the Term, Employee will become entitled to the benefits specified in Section 10 in addition to any unpaid compensation earned by Employee under Section 4.A. for services rendered prior to such termination.

          C. Should Employee's employment with the Company terminate by reason of Employee's death or disability during the Employment Period, no severance benefits will be payable to Employee under Section 10, and only the limited death or disability benefits provided under Section 9 will be payable.

          D. The Company may at any time, upon written notice, terminate Employee's employment hereunder for any act qualifying as a Termination for Cause or at any time following the expiration of the Term. Such termination will be effective immediately upon such notice.

          E. Upon such Termination for Cause or at any time following the expiration of the Term, the Company will only be required to pay Employee any unpaid compensation earned by Employee pursuant to Section 4.A. for services rendered through the date of such termination, and no termination or severance benefits will be payable to Employee under Section 10.

          17.     Mitigation. Employee shall not be required to mitigate
                  ----------
damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise and no future income earned by Employee from employment or otherwise shall in any way reduce or offset any payments due to Employee hereunder. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Employee's existing rights which would accrue solely as a result of the passage of time, under any Company Employee Benefit Plan, "payroll practice" (as defined in ERISA), compensation arrangement, incentive plan, stock option or other stock-related plan.

          18.     Indemnification. The indemnification provisions for officers
                  ---------------
and directors under the Company's Bylaws and any applicable indemnification agreement between Employee and the Company will (to the maximum extent permitted by law) be extended to Employee, during the period following Employee's Involuntary Termination, with respect to any and all matters, events or transactions occurring or effected during Employee's Employment Period.

          19.       Choice of Law. The provisions of this Agreement will be
                    -------------
construed and interpreted under the laws of the Commonwealth of Virginia. This Agreement incorporates the entire Agreement between Employee and the Company relating to the terms of Employee's employment and the subject of severance benefits and supersedes all prior agreements and understandings with respect to such subject matter. This Agreement may only be amended by written instrument signed by Employee and an authorized executive officer of the Company.

          20.     Injunctive Relief and Additional Remedy. Employee
                  ---------------------------------------
acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of Sections 12, 13, 14 and 15 herein would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement and the Company will not be obligated to post bond or other security in seeking such relief.

          21.     Representations and Warranties by Employee. Employee
                  ------------------------------------------
represents and warrants to the Company that the execution and delivery by Employee of this Agreement do not, and the performance by Employee of Employee's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.

          22.     Waiver. The rights and remedies of the parties to this
                  ------
Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

          23.     Binding Effect; Delegation of Duties. This Agreement shall be
                  ------------------------------------
binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the stock, business or assets of the Company, whether by merger, consolidation, division, sale or otherwise (and such successor shall thereafter be deemed the "Company" for purposes of this Agreement). The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of he Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if such succession had not taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement entitling Employee to the benefits hereunder, as though Employee was subject to Involuntary Termination. This Agreement shall be binding and inure to the benefit of Employee, Employee's successors, assigns, executors, administrators or beneficiaries. The duties and covenants of Employee under this Agreement, being personal, may not be delegated.

          24.     Entire Agreement; Amendments. This Agreement contains the
                  ----------------------------
entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

          25.     Arbitration. Any controversy which may arise between Employee
                  -----------
and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of this Agreement or any claim arising from or relating to this Agreement will be submitted to final and binding arbitration in Reston, Virginia or in any other mutually acceptable location in accordance with the rules of the American Arbitration Association then in effect.


     Employee and the Company understand and agree that the Company shall bear the Arbitrator's fee and any other type of expense or cost that the employee would not be required to bear if he or she were free to bring the dispute or claim in court as well as any other expense or cost that is unique to arbitration. Employee and the Company shall each pay their own attorneys' fees incurred in connection with the arbitration, and the Arbitrator will not have authority to award attorneys' fees unless a statute or contract at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the Arbitrator shall have the authority to make an award of attorneys' fees as required or permitted by applicable law. If there is a dispute as to whether the Company or Employee is the prevailing party in the arbitration, the Arbitrator will decide this issue.

          26.     Severability. If any court of competent jurisdiction holds
                  ------------
any provision of this Agreement invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

          27.     Counterparts; Facsimile. This Agreement may be executed in
                  -----------------------
one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. To the maximum extent permitted by applicable law, this Agreement may be executed via facsimile.

          28.     Notices. Any notice required to be given under this Agreement
                  -------
shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, via overnight courier, or hand delivered to the Company at Office of the General Counsel, 12110 Sunset Hill Road, Suite 600, Reston, Virginia 20190 and to Employee at the most recent address reflected in the Company's permanent records.

          29.     Legal Costs. If any legal action or other proceeding is
                  -----------
brought by either party for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding. Notwithstanding anything herein above to the contrary, as between Employee and the Company, the Company shall bear all legal costs and expenses of defending the validity of this Agreement against any third party. The Company shall bear all legal costs and expenses incurred in the event the Company should contest or dispute the characterization of any amounts paid pursuant to this Agreement as being nondeductible under Section 280G of the Code or subject to imposition of an excise tax under Section 4999 of the Code.

     30.     Tax Effect of Payments.
             ----------------------

     A.     Gross-Up Payment.  In the event that it is determined that any
            ----------------
payment or distribution of any type to or for Employee's benefit made by the Company, by any of its affiliates, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Code and the regulations thereunder) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Employee of all taxes imposed upon the Gross-Up Payment, including any Excise Tax, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Total Payments.


     B.     Determination by Accountant.  All mathematical determinations and
            ---------------------------
all determinations of whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code) that are required to be made under this Section, including all determinations of whether a Gross-Up Payment is required, of the amount of such Gross-Up Payment and of amounts relevant to the last sentence of this Section, shall be made by an independent accounting firm selected by Employee and reasonably acceptable to the Company from among the largest four accounting firms in the United States (the "Accounting Firm"), which shall provide its determination, together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matters (the "Determination"), both to the Company and to Employee within five (5) business days of Employee's termination date, if applicable, or such earlier time as is requested by the Company or by Employee (if Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by Employee, it shall furnish Employee with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that Employee has substantial authority not to report any Excise Tax on Employee's federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to Employee within five (5) business days after the Determination is delivered to the Company or to Employee. Any Determination by the Accounting Firm shall be binding upon the Company and Employee, absent manifest error. All of the costs and expenses of the Accounting Firm shall be borne by the Company.


     C.     Underpayments and Overpayments.  As a result of uncertainty in the
            ------------------------------
application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayments") or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall promptly be paid by the company to or for Employee's benefit. In the case of an Overpayment, Employee shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company and otherwise reasonably cooperate with the Company to correct such Overpayment; provided, however, that (i) Employees shall in no event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that Employee has retained or has received as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of this Section, which is to make Employee whole, on an after-tax basis, for the application of the Excise Tax, it being understood that the correction of an Overpayment may result in Employee's repaying to the Company an amount which is less than the Overpayment.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as a sealed instrument as of the Effective Date.
QUADRAMED CORPORATION




By:  /s/      Lawrence P. English            /s/ Charles J. Stahl
     ------------------------------------    --------------------------------
     Lawrence P. English                     Charles J. Stahl
     Chief Executive Officer